Transgenomic Reports First Quarter 2012 Financial Results

Conference Call to Be Held at 5:00 PM Eastern Time

Omaha, Neb. (May 8, 2012) - Transgenomic, Inc. (OTC/BB: TBIO) today reported financial results for the three months ended, March 31, 2012, and provided a business update.

“We made progress in the first quarter validating and advancing several of our new high-value products, including the NuclearMitome Test, ICE COLD-PCR in circulating tumor cells and PGxPredict®:CLOPIDOGREL response panel,” said Craig Tuttle, President and Chief Executive Officer. “Our investment in these groundbreaking new products and technologies will fuel growth over the long term and keep Transgenomic at the forefront of the pharmacogenomics and molecular diagnostics industry. Most notably, we continue to build momentum in building awareness around our proprietary, two gene clopidogrel response panel, a test which represents a potential multi-billion dollar market opportunity.”

Mr. Tuttle added, “Supporting our strategic initiatives was a $22 million private placement financing executed in the first quarter. Together with our focus on the successful development of new products and technologies, and the expansion of our commercial products into new markets, we believe Transgenomic has the strategy, balance sheet strength and operational infrastructure to achieve significant value creation.”

Recent Corporate and Business Events

•	Publications Validating PGxPredict®:CLOPIDOGREL (Plavix®) Panel: In March, the Company announced the publication of a new study by researchers at Vanderbilt University that further validates the role of both genes found in the Company’s PGxPredict®:CLOPIDOGREL Panel, a comprehensive test to predict a patient’s response to clopidogrel (Plavix®). The study confirms the results of two previous studies demonstrating that outcomes in patients receiving clopidogrel were better for patients without genetic variations in CYP2C19, a gene whose effect is described in the drug’s label, and ABCB1, a gene that is unique to Transgenomic’s panel and is covered by issued and pending patents owned by Transgenomic. The results were published by Delaney, et al., in the February issue of Clinical Pharmacology and Therapeutics.

•	Presentation of Results from 448-Gene NuclearMitome Test: In March, clinical findings from patients tested for nuclear mitochondrial disorders using Transgenomic’s NuclearMitome Test were presented at the 2012 Annual Meeting of the American College of Medical Genetics (ACMG). The discussion, titled “Clinical Re-sequencing of over 410 Genes to Diagnose Mitochondrial Disorders” included details of both the technical performance of the NuclearMitome Test as well as the wide variety of clinically revealing results discovered through its use. The NuclearMitome Test employs next-generation sequencing technology to identify mutations in 448 genes, and represents the most comprehensive genetic test available for mitochondrial disorders.

•	Collaboration with MD Anderson on Circulating Tumor Cell Study Using ICE COLD-PCR: In March, the Company announced that it has begun a collaboration with The University of Texas MD Anderson Cancer Center to evaluate the use of the Company’s very high sensitivity ICE COLD-PCR mutation detection technology in the analysis of DNA isolated from circulating tumor cells (CTCs) in blood samples from patients with advanced cancer. The collaboration will study the use of ICE COLD-PCR to determine the presence or absence of biomarkers before, during and after targeted-therapy, information that will guide a clinician on the effectiveness of specific cancer treatments, cancer relapse or the appearance of new mutations that cause new drug resistance in a patient’s cancer.

•	Successful Private Placement Offering: In February, the Company successfully completed a $22 million private placement financing, which included an aggregate of $3.0 million in convertible notes issued in December to entities associated with Third Security, LLC, a leading life sciences investment firm, that automatically converted into shares of Transgenomic common stock and warrants to purchase such common stock on the same terms as all investors in the private placement financing.

•	Delivery of First Instruments to Menarini: During the first quarter of 2012, Transgenomic began delivering its instruments to A. Menarini Diagnostics as part of its exclusive distribution agreement for SURVEYOR Scan and WAVE MCE (Micro-Capillary Electrophoresis) Mutation Detection systems.

First Quarter Financial Results

Net sales for the first quarter of 2012 were $7.2 million compared with $7.5 million for the same period in 2011. Gross profit was $3.1 million or 43 percent of net sales, compared with gross profit of $4.2 million or 56 percent of net sales for the same period in 2011.

The decrease in revenue is primarily due to a software failure that temporarily resulted in reduced sample processing capacity at the Company’s New Haven, Connecticut laboratory testing facility. The Company believes that full sample processing capacity has been restored and expects to complete the sample backlog caused by the LIMS failure by June 2012 in addition to processing the entire volume of samples received during the second quarter. This revenue decrease was partially offset by an increase in instrument deliveries during the quarter.

Operating expenses were $5.5 million during the first quarter of 2012, compared with $4.9 million in the prior year. The largest increase is the recognition of stock options granted in 2011.

The net loss for the first quarter of 2012 was $2.7 million or $0.05 per share compared with a net loss of $2.8 million or $0.06 per share for the first quarter of 2011.

Modified EBITDA, which is a non-GAAP measure that Transgenomic views as an appropriate and sound measure of the Company's results decreased to a $1.6 million loss for the first quarter of 2012 from a $16,000 loss for the same period for 2011. The decrease is attributable to the reduction in sample processing capacity as discussed above, as well as lower gross margin in our diagnostic tools business. A reconciliation of Net Loss to Modified EBITDA is presented below.

Cash and cash equivalents were $19.2 million as of March 31, 2012, compared with $4.9 million as of December 31, 2011.

Conference Call

Transgenomic management will host a conference call to discuss first quarter 2012 financial results and answer questions beginning at 5:00 p.m. Eastern Time today. To access the call via telephone, please dial 800-862-9098 from the U.S. or Canada or 785-424-1051 for international participants and enter conference ID TRANS. The call also will be broadcast live over the Internet. To listen to the webcast, please log onto the Company's Investor Relations web page at http://www.transgenomic.com/events.asp?id=6 and follow the instructions. An archived webcast of the call will be available for 14 days. A telephone replay will be available from 6:00 p.m. Eastern Time on May 8, 2012 through 11:59 p.m. Eastern Time on May 22, 2012 by dialing 800-723-8184 (domestic) or 402-220-2668 (international).

About Transgenomic

Transgenomic, Inc. (www.transgenomic.com) is a global biotechnology company advancing personalized medicine in cancer and inherited diseases through its proprietary molecular technologies and world-class clinical and research services. The Company has three complementary business divisions: Transgenomic Pharmacogenomic Services is a contract research laboratory that specializes in supporting all phases of pre-clinical and clinical trials for oncology drugs in development. Transgenomic Clinical Laboratories specializes in molecular diagnostics for cardiology, neurology, mitochondrial disorders, and oncology. Transgenomic Diagnostic Tools produces equipment, reagents, and other consumables that empower clinical and research applications in molecular testing and cytogenetics. Transgenomic believes there is significant opportunity for continued growth across all three businesses by leveraging their synergistic capabilities, technologies, and expertise. The Company actively develops and acquires new technology and other intellectual property that strengthen its leadership in personalized medicine.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including the ability of the Company to grow its involvement in the diagnostic products and services markets. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Investor Contact	Company Contact

David Pitts	Investor Relations
Argot Partners	Transgenomic, Inc.
212-600-1902	402-452-5416
david@argotpartners.com	investorrelations@transgenomic.com

TRANSGENOMIC, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands except per share data)

	Three Months Ended
	March 31,
	2012	2011
NET SALES	$7,206	$7,480
COST OF GOODS SOLD	4,102	3,326
Gross profit	3,104	4,154
OPERATING EXPENSES:
Selling, general and administrative	4,994	4,323
Research and development	549	557
Restructuring Charges	—	24
	5,543	4,904
LOSS FROM OPERATIONS	(2,439)	(750)
OTHER INCOME (EXPENSE):
Interest expense	(273)	(238)
Expense on preferred stock	—	(2,027)
Other, net	20	231
	(253)	(2,034)
LOSS BEFORE INCOME TAXES	(2,692)	(2,784)
INCOME TAX EXPENSE (BENEFIT)	4	(6)
NET LOSS	$(2,696)	$(2,778)
PREFERRED STOCK DIVIDENDS AND ACCRETION	(165)	(260)
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(2,861)	$(3,038)
BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.05)	$(0.06)
BASIC AND DILUTED WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	62,683,527	49,293,005

See notes to unaudited condensed consolidated financial statements.

Transgenomic, Inc.

Summary Financial Results

Proforma Modified EBITDA

(dollars in thousands)

Management uses Modified EBITDA, a non-GAAP measure, to measure the Company's financial performance and to internally manage its businesses. Management believes that Modified EBITDA provides useful information to investors as a measure of comparison with peer and other companies. Modified EBITDA should not be considered an alternative to, or more meaningful than, net income or cash flow as determined in accordance with generally accepted accounting principles. Modified EBITDA calculations may vary from company to company. Accordingly, our computation of Modified EBITDA may not be comparable with a similarly-titled measure of another company.

The following sets forth the reconciliation of Net Loss to Modified EBITDA for the periods indicated:

	Three Months Ended
	March 31,
	2012	2011
NET LOSS	$(2,696)	$(2,778)

INTEREST EXPENSE	273	238

INCOME TAX EXPENSE (BENEFIT)	4	(6)

DEPRECIATION AND AMORTIZATION	513	494

PREFERRED STOCK EXPENSES	—	2,027

STOCK OPTION EXPENSE	273	9

MODIFIED EBITDA	(1,633)	(16)

TRANSGENOMIC, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands except per share data)

	March 31,
	2012	December 31,
	(unaudited)	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$19,291	$4,946
Accounts receivable, net	6,704	7,573
Inventories, net	4,014	3,859
Other current assets	1,028	820
Total current assets	31,037	17,198
PROPERTY AND EQUIPMENT, NET	1,876	1,856
OTHER ASSETS:
Goodwill	6,440	6,440
Intangibles	7,691	7,966
Other assets	140	102
	$47,184	$33,562
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES	$15,624	$16,328
OTHER LIABILITIES:
Long term debt less current maturities	1,345	4,937
Common stock warrant liability	3,100	—
Other long-term liabilities	1,211	1,249
Total liabilities	21,280	22,514

STOCKHOLDERS’ EQUITY	25,904	11,048
	$47,184	$33,562

See notes to unaudited condensed consolidated financial statements.